UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013

CHENIERE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-33366	20-5913059
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

SPL Credit Facilities and Common Terms Agreement

On May 28, 2013, Sabine Pass Liquefaction, LLC (“SPL”), a wholly owned subsidiary of Cheniere Energy Partners, L.P. (the “Partnership”), entered into four credit facilities totaling $5.9 billion, including the Term Loan A Credit Agreement, the KEXIM Direct Agreement, the KEXIM Covered Agreement, the KSURE Covered Agreement and the Common Terms Agreement, each as defined and described below under Item 2.03, which descriptions are incorporated herein by reference.

CTPL Credit Agreement

On May 28, 2013, Cheniere Creole Trail Pipeline, L.P. (“CTPL”), a wholly owned subsidiary of the Partnership, entered into the CTPL Credit Agreement for $400 million, as defined and described below under Item 2.03, which description is incorporated herein by reference.

At-the-Market Program

On May 29, 2013, the Partnership entered into an Equity Distribution Agreement (the “Sales Agreement”) with Mizuho Securities USA Inc. (“Mizuho”). Pursuant to the terms of the Sales Agreement, the Partnership may sell from time to time through Mizuho, as the Partnership’s sales agent or principal, up to $500,000,000 of common units representing limited partner interests in the Partnership (the “Common Units”). The agented sale of the Common Units, if any, will be made by means of ordinary brokers’ transactions, in block transactions or as otherwise agreed with the Partnership. Under the terms of the Sales Agreement, the Partnership may also enter into a separate agreement to sell Common Units to Mizuho as principal at a price agreed at the time of sale.

The Common Units will be issued pursuant to the Partnership’s shelf registration statement on Form S-3 (Registration No. 333-183780).

The foregoing summary of the Sales Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference. A legal opinion relating to the Common Units is included as Exhibit 5.1 hereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 28, 2013, the Partnership completed the acquisition of 100% of the equity interests in Cheniere Pipeline GP Interests, LLC, which owns the general partner interest in CTPL, from Cheniere Pipeline Company (“CPC”), and the limited partner interest in CTPL from Grand Cheniere Pipeline, LLC (“GCP”) pursuant to that certain Amended and Restated Purchase and Sale Agreement, dated as of August 9, 2012, by and among CPC, GCP, the Partnership and Cheniere Energy, Inc. The Partnership paid $480 million in cash consideration for the equity interests and reimbursed GCP approximately $8.3 million for certain expenditures incurred prior to the closing date.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

SPL Credit Facilities

On May 28, 2013, SPL closed four credit facilities aggregating approximately $5.9 billion (collectively, the “SPL Credit Facilities”):

(i)	an approximately $4.4 billion senior secured credit facility and entered into an Amended and Restated Credit Agreement (Term Loan A) with Société Générale, as the Commercial Banks Facility Agent (the “Term Loan A Agent”) and the common security trustee (the “Trustee”), and the lenders from time to time party thereto (the “Term Loan A Credit Agreement”) and an Amended and Restated Common Terms Agreement with the representatives and agents parties thereto from time to time and the Trustee (the “Common Terms Agreement”),

(ii)	a $420 million senior secured credit facility and entered into a KEXIM Direct Facility Agreement with KEB NY Financial Corp., as the agent (the “KEXIM Agent”), the Trustee and The Export-Import Bank of Korea (“KEXIM”), a governmental financial institution of the Republic of Korea (the “KEXIM Direct Agreement”),

(iii)	a $330 million senior secured credit facility and entered into a KEXIM Covered Facility Agreement with the KEXIM Agent, the Trustee and KEXIM (the “KEXIM Covered Agreement”), and

(iv)	a $750 million senior secured credit facility and entered into a KSURE Covered Facility Agreement with The Korea Development Bank, New York Branch, as the agent, the Trustee and the lenders from time to time party thereto (the “KSURE Covered Agreement”).

The SPL Credit Facilities will be used to fund a portion of the costs of developing, constructing and placing into operation the first four LNG trains of the liquefaction facilities adjacent to the Sabine Pass LNG terminal in Cameron Parish, Louisiana, each with a nominal production capacity of at least 182.5 million MMBtu per year, and facilities and services incidental thereto (the “SPL Project”).

Conditions Precedent to Advances

A true-up advance in the amount of $100,000,000 will be made after satisfaction of conditions precedent, including notice to Korea Gas Corporation and GAIL (India) Limited of the fulfillment of conditions precedent under their LNG sale and purchase agreements with SPL; delivery of executed promissory notes to the lenders; and delivery of interest rate protection agreements hedging at least 60% of SPL’s floating rate debt exposure.

Advances under the SPL Credit Facilities are also subject to customary conditions precedent, including the absence of defaults, bring-down of certain representations and warranties, effectiveness of governmental approvals, certifications as to construction progress and evidence of funding adequate to complete the SPL Project. The amount of each advance requested under the SPL Credit Facilities may not exceed the difference between the SPL Project costs expected to be incurred within the 60 days following the requested advance and the amount of funds then on hand in the SPL Project’s construction reserve account.

Interest and Fees

Loans under the SPL Credit Facilities (the “SPL Loans”) will bear interest at a variable rate per annum equal to LIBOR or the base rate (determined by reference to the applicable agent’s prime rate), plus the applicable margin. The applicable margins for SPL Loans prior to, and after, the SPL Project completion date range from 2.3% to 3.0% and 2.3% to 3.25%, respectively, depending on the SPL Credit Facility, and the applicable margins for base rate SPL Loans prior to, and after, the SPL Project completion date are 2.0% and 2.25%, respectively. Interest on LIBOR SPL Loans is due and payable at the end of each LIBOR period, and interest on base rate SPL Loans is due and payable at the end of each calendar quarter. In addition, SPL will pay 100 bps for insurance/guarantee premiums on any drawn amounts under the covered tranches.

The SPL Credit Facilities require SPL to pay certain upfront fees to the agents and lenders under the SPL Credit Facilities in the aggregate amount of approximately $144 million. Each of the SPL Credit Facilities provides for a commitment fee calculated at a rate per annum equal to 40% of the applicable margin for LIBOR SPL Loans, multiplied by the average daily amount of the undrawn commitment. Annual administrative fees must also be paid to the agents under the SPL Credit Facilities and the Trustee.

Repayments

The SPL Credit Facilities will mature on the earlier of May 28, 2020 or the second anniversary of the SPL Project completion date. SPL Loans under the SPL Credit Facilities may be refinanced, in whole or in part, at any time without premium or penalty, except for interest hedging and interest rate breakage costs. The principal of SPL Loans made under the SPL Credit Facilities must be repaid in quarterly installments, commencing with the last day of the full calendar quarter after the SPL Project completion date. Scheduled amortization will be based upon an 18-year amortization, with a balloon payment due upon the maturity of the SPL Credit Facilities. The SPL Credit Facilities provide for mandatory repayments under customary circumstances, including mandatory repayments with the proceeds of asset sales that are not used to purchase replacement assets, and mandatory repayments with the proceeds of certain settlements and insurance payments and condemnation awards that are not used to restore the SPL Project.

Covenants

The SPL Credit Facilities contain affirmative and negative covenants, subject to exceptions, including customary covenants that restrict SPL’s ability to incur additional indebtedness or liens, engage in asset sales, enter into hedging arrangements, modify or enter into certain material agreements related to the SPL Project and engage in transactions with affiliates. The SPL Credit Facilities also include covenants that:

•	require SPL to maintain interest rate protection agreements with respect to at least 75% of its floating rate senior secured debt;

•	restrict SPL’s ability to enter into certain change orders under the EPC contracts entered into with Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”);

•	restrict SPL’s ability to enter into gas purchase contracts with firm receipt obligations for gas volumes in excess of the amount required to meet its obligations under its LNG sales contracts;

•

restrict SPL’s ability to make equity distributions prior to completion of the second train at the SPL Project, and require that certain criteria be satisfied in order to make such equity distributions, including completing construction of two liquefaction trains, reserving sufficient funds to complete construction of the third liquefaction train, funding a debt service reserve account equal to six months of debt service and achieving a projected debt service coverage ratio of at least 1.50x for the 12 month period commencing on the first quarterly date on which SPL is required to pay the principal of the SPL Loans; and

•

require that commencing with the first calendar quarter ending at least three months after the SPL Project completion date, SPL must maintain a minimum debt service coverage ratio of at least 1.15x, provided that if SPL’s debt service coverage ratio as of the end of any such quarter is less than 1.15x but greater than 1.00x, SPL may cure the deficiency by obtaining additional cash in the form of equity or subordinated indebtedness although such right may not be exercised for more than two consecutive quarters or more than four times over the term of the SPL Credit Facilities.

Additional Indebtedness

SPL may incur additional senior secured or unsecured indebtedness of up to $1.2 billion which is used solely for working capital purposes, including the issuance of letters of credit. SPL may also incur additional indebtedness to refinance or replace existing indebtedness, so long as, among other requirements, SPL’s debt to equity ratio after giving effect to such replacement debt would not exceed 75:25 and the specified projected debt service coverage ratios are satisfied. The SPL Credit Facilities do not allow SPL to incur additional indebtedness in connection with the development of additional liquefaction trains unless SPL has obtained the consent of all lenders.

Events of Default

The SPL Credit Facilities include customary events of default which are subject to customary grace periods and materiality standards, including, among others:

•	nonpayment of any amounts payable under the SPL Credit Facilities when due;

•	any representation or warranty made in connection with the SPL Credit Facilities being incorrect in any material respect when made or deemed made;

•	cross-acceleration to other indebtedness of SPL and to indebtedness of Sabine Pass LNG, L.P. in excess of $50 million;

•	certain defaults or other impairments of material agreements relating to the SPL Project;

•	the failure of the Partnership to hold or control, directly or indirectly, at least 67% (or, following the SPL Project completion date, more than 50%) of the ownership interests in SPL;

•

the Partnership permits Blackstone CQP Holdco LP or its assignees to transfer their Class B Units in the Partnership in violation of the Investors’ Registration and Rights Agreement, dated as of July 31, 2012 or consents to the modification of certain transfer restrictions set forth in such agreement;

•	after the second advance under the SPL Credit Facilities, the impairment of governmental approvals relating to the SPL Project that could reasonably be expected to have a material adverse effect; and

•	SPL’s failure to complete the SPL Project within the specified time frame, or the date of first commercial delivery under SPL’s LNG sales contracts fails to occur before the specified deadlines.

Collateral

The SPL Loans, along with all of SPL’s obligations under the interest rate protection agreements entered into in connection with the SPL Loans (collectively, the “SPL Secured Obligations”) are secured by a first priority lien (subject to customary permitted encumbrances) in substantially all of the assets of SPL, other than certain assets that will be conveyed to Sabine Pass LNG, L.P. at a later date. In addition, the SPL Secured Obligations are secured by a pledge of all of the membership interests in SPL. SPL is also required to establish and maintain certain deposit accounts which are subject to the control of the Trustee. The SPL Loan proceeds and other receipts will be deposited into these accounts, and they will hold the various reserve accounts required by the SPL Credit Facilities. The liens securing the SPL Secured Obligations are evidenced by customary mortgage and other security documents. The liens securing the SPL Loans and the other pari passu secured indebtedness permitted under the SPL Credit Facilities are subject to customary intercreditor arrangements.

The foregoing descriptions of the Term Loan A Credit Agreement, the KEXIM Direct Agreement, the KEXIM Covered Agreement, the KSURE Covered Agreement and the Common Terms Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this report and incorporated herein by reference.

CTPL Credit Agreement

On May 28, 2013, CTPL entered into a $400 million term loan credit facility (“CTPL Credit Facility”) pursuant to a Credit Agreement with Morgan Stanley Senior Funding, Inc., as the administrative agent (the “CTPL Administrative Agent”), The Bank of New York Mellon, as the collateral agent (the “CTPL Collateral Agent”), The Bank of New York Mellon, as depositary bank (the “CTPL Depositary Bank”), and the lenders from time to time party thereto (the “CTPL Credit Agreement”). The CTPL Credit Facility will be used to fund capital expenditures on the 94-mile pipeline in Louisiana that interconnects the Sabine Pass LNG facility with interstate pipelines (the “CTPL Project”) and for general business purposes.

Interest and Fees

Loans under the CTPL Credit Facility (the “CTPL Loans”) will bear interest, at CTPL’s election, at a variable rate per annum equal to LIBOR or the base rate (determined by reference to the CTPL Administrative Agent’s prime rate), plus the applicable margin. The applicable margin for LIBOR CTPL Loans is 3.25%, and the applicable margin for base rate CTPL Loans is 2.25%, with each increasing by 0.5% on January 1, 2017. Interest on LIBOR CTPL Loans is due and payable at the end of each LIBOR period, and interest on base rate CTPL Loans is due and payable at the end of each calendar quarter.

In connection with the CTPL Credit Facility, CTPL will pay certain upfront fees to the lenders in the aggregate amount of approximately $8 million. CTPL is also required to pay annual fees to the agents.

Repayments

The CTPL Credit Facility will mature on May 28, 2017. CTPL Loans under the CTPL Credit Facility may be refinanced, in whole or in part, at any time without premium or penalty, except, if applicable, for interest hedging and interest rate breakage costs. The principal of CTPL Loans must be repaid at maturity. The CTPL Credit Facility provides for mandatory repayments under customary circumstances, including mandatory repayments with the proceeds of asset sales that are not used to purchase replacement assets, mandatory repayments with the proceeds from the issuance of indebtedness, and mandatory repayments with the proceeds of certain settlements and insurance payments and condemnation awards that are not used to restore the CTPL Project.

Covenants

The CTPL Credit Facility contains affirmative and negative covenants, subject to exceptions, including customary covenants that restrict CTPL’s ability to incur additional indebtedness or liens, engage in asset sales, modify or enter into certain material agreements related to the CTPL Project and engage in transactions with affiliates. The CTPL Credit Facility does not include any financial covenants.

Events of Default

The CTPL Credit Facility includes customary events of default which are subject to customary grace periods and materiality standards, including, among others:

•	nonpayment of any amounts payable under the CTPL Credit Facility when due;

•	any representation or warranty made in connection with the CTPL Credit Facility being incorrect in any material respect when made or deemed made;

•	default to other indebtedness of CTPL;

•	certain defaults or other impairments of material agreements relating to the CTPL Project;

•

the failure of the Partnership to hold or control, directly or indirectly, at least 67% (or, following the SPL Project completion date for the first LNG liquefaction train, more than 50%) of the ownership interests in CTPL; and

•	the impairment of governmental approvals relating to the CTPL Project that could reasonably be expected to have a material adverse effect.

Collateral

The CTPL Loans, along with CTPL’s obligations under any interest rate protection agreement entered into with any lender or any affiliate of a lender in connection with the CTPL Loans (collectively, the “CTPL Secured Obligations”), are secured by a first priority lien (subject to customary permitted encumbrances) in substantially all of the personal property of CTPL. In addition, the CTPL Secured Obligations are secured by a pledge of all of the general partner and limited partner interests in CTPL. CTPL is also required to establish and maintain certain deposit accounts which are subject to the control of the CTPL Collateral Agent. The liens securing the CTPL Secured Obligations are evidenced by customary security documents.

Guaranty

The Partnership has provided a guarantee of (i) the CTPL Secured Obligations if the maturity of the CTPL Loans is accelerated following the termination by SPL of a transportation precedent agreement in limited circumstances and (ii) the obligations of Cheniere Energy Investments, LLC, a wholly owned subsidiary of the Partnership, in connection with its obligations under an equity contribution agreement (A) to pay operating expenses of CTPL until CTPL receives revenues under a service agreement with SPL and (B) to fund interest payments on the CTPL Loans after the funds in an interest reserve account have been exhausted.

The foregoing descriptions of the CTPL Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreement, which is filed as Exhibit 10.6 to this report and incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

On May 28, 2013, Cheniere Class B Units Holdings, LLC (“CBUH”) acquired 12,000,000 Class B Units from the Partnership for consideration of $180 million, as contemplated by the Unit Purchase Agreement, dated May 14, 2012, as amended, between CBUH and the Partnership. The issuance of the Class B Units to CBUH was made in reliance on an exemption from registration requirement of the Securities Act of 1933 pursuant to Section 4(2) and Regulation D thereof.

Item 8.01	Other Events.

Notice to Proceed

On May 28, 2013, SPL issued a notice to proceed to Bechtel under the engineering, procurement and construction contract to commence construction of the third and fourth liquefaction trains of its liquefaction project.

Press Release

On May 29, 2013, the Partnership issued a press release announcing that it had closed on the transactions described in this report. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference. Information included on the Partnership’s website is not incorporated herein by reference.

Update to Business Description and Risk Factors

In connection with consummating the acquisition described in Item 2.01 above, the Partnership provides the following supplement to its business description and risk factors contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

Business Description

CTPL owns the Creole Trail Pipeline, a 94-mile pipeline interconnecting the Sabine Pass LNG terminal with a number of large interstate pipelines, including Natural Gas Pipeline Company of America, Transcontinental Gas Pipeline Corporation, Tennessee Gas Pipeline Company, Florida Gas Transmission Company, Texas Eastern Gas Transmission, and Trunkline Gas Company, as well as the intrastate pipeline system of Bridgeline Holdings, L.P.

SPL has entered into transportation precedent agreements to secure firm pipeline transportation capacity with CTPL and two other pipelines. CTPL filed an application with the Federal Energy Regulatory Commission (“FERC”) in April 2012 for certain modifications to allow the Creole Trail Pipeline to be able to transport natural gas to the Sabine Pass LNG terminal. We estimate the capital costs to modify the Creole Trail Pipeline will be approximately $90 million. The modifications are expected to be in service in time for the commissioning and testing of Train 1 and Train 2.

CTPL will need to obtain the FERC’s approval prior to making any modifications to the Creole Trail Pipeline as it is a regulated, interstate pipeline. An application for authorization to construct, own, operate and maintain certain new facilities in order to enable bi-directional natural gas flow on the Creole Trail Pipeline system to allow for the delivery of up to 1,530,000 Dthd of feed gas to Sabine Pass Liquefaction’s liquefaction project at the Sabine Pass LNG terminal was submitted to the FERC by CTPL in April 2012. The application requested the FERC’s authorization for the construction and operation of the following facilities: a new compressor station, reconfiguration of three existing meter and regulation stations to accommodate bi-directional natural gas flow, measurement and increased capacity, and approximately 200 feet of new 42-inch diameter piping to connect the Creole Trail Pipeline to the liquefaction facilities. In February 2013, the FERC approved the proposed project, and a request for rehearing and stay of this approval is currently pending before the FERC. Final FERC approval is expected to be received during the third quarter of 2013. In addition, in April 2012, CTPL applied for new Title V and PSD permits for the proposed modifications to the Creole Trail Pipeline system. We anticipate, but cannot guarantee, that these permits will be issued by the Louisiana Department of Environmental Quality in 2013.

Under the Natural Gas Act of 1938, as amended (“NGA”), the FERC is granted authority to approve, and if necessary, set “just and reasonable rates” for the transportation or sale of natural gas in interstate commerce. In addition, under the NGA, we are not permitted to unduly discriminate or grant undue preference as to our rates or the terms and conditions of service. The FERC has the authority to grant certificates allowing construction and operation of facilities used in interstate gas transportation and authorizing the provision of services. Under the NGA, the FERC’s jurisdiction generally extends to the transportation of natural gas in interstate commerce, to the sale in interstate commerce of natural gas for resale for ultimate consumption for domestic, commercial, industrial, or any other use, and to natural gas companies engaged in such transportation or sale. However, the FERC’s jurisdiction does not extend to the production, gathering, or local distribution of natural gas.

In general, the FERC’s authority to regulate interstate natural gas pipelines and the services that they provide includes:

•	rates and charges for natural gas transportation and related services;

•	the certification and construction of new facilities;

•	the extension and abandonment of services and facilities;

•	the maintenance of accounts and records;

•	the acquisition and disposition of facilities;

•	the initiation and discontinuation of services; and

•	various other matters.

Failure to comply with the NGA can result in the imposition of administrative, civil and criminal remedies, including civil and criminal penalties of up to $1.0 million per day per violation under the Energy Policy Act of 2005.

For a number of years the FERC has implemented certain rules referred to as Standards of Conduct aimed at ensuring that an interstate natural gas pipeline not provide certain affiliated entities with preferential access to transportation service or non-public information about such service. These rules have been subject to revision by the FERC from time to time, most recently in 2008 when the FERC issued a final rule, Order No. 717, on Standards of Conduct for Transmission Providers. Order No. 717 eliminated the concept of energy affiliates and adopted a “functional approach” that applies Standards of Conduct to individual officers and employees based on their job functions, not on the company or division in which the individual works. The general principles of the Standards of Conduct are: non-discrimination, independent functioning, no conduit and transparency. These general principles govern the relationship between marketing function employees conducting transactions with affiliated pipeline companies and transportation function employees. We have established the required policies and procedures to comply with the Standards of Conduct and are subject to audit by the FERC to review compliance, policies and our training programs.

The Creole Trail Pipeline is subject to regulation by the U. S. Department of Transportation (“DOT”), under the Pipeline and Hazardous Materials Safety Administration (“PHMSA”), pursuant to which PHMSA has established requirements relating to the design, installation, testing, construction, operation, replacement and management of pipeline facilities.

Louisiana and Texas administer federal pipeline safety standards under the Natural Gas Pipeline Safety Act of 1968, as amended (“NGPSA”), which requires certain pipelines to comply with safety standards in constructing and operating the pipelines and subjects the pipelines to regular inspections. Failure to comply with the NGPSA may result in the imposition of administrative, civil and criminal remedies.

The Pipeline Safety Improvement Act of 2002, as amended (“PSIA”), which is administered by the DOT Office of Pipeline Safety, governs the areas of testing, education, training and communication. The PSIA requires pipeline companies to perform extensive integrity tests on natural gas transportation pipelines that exist in high population density areas designated as “high consequence areas.” Pipeline companies are required to perform the integrity tests on a seven-year cycle. The risk ratings are based on numerous factors, including the population density in the geographic regions served by a particular pipeline, as well as the age and condition of the pipeline and its protective coating. Testing consists of hydrostatic testing, internal electronic testing, or direct assessment of the piping. In addition to the pipeline integrity tests, pipeline companies must implement a qualification program to make certain that employees are properly trained. Pipeline operators also must develop integrity management programs for gas transportation pipelines, which requires pipeline operators to perform ongoing assessments of pipeline integrity; identify and characterize applicable threats to pipeline segments that could impact a high consequence area; improve data collection, integration and analysis; repair and remediate the pipeline, as necessary; and implement preventive and mitigation actions.

In 2010, the DOT issued a final rule (known as “Control Room Management Rule”) requiring pipeline operators to write and institute certain control room procedures that address human factors and fatigue management.

The Creole Trail Pipeline is also subject to the Pipeline Safety, Regulatory Certainty, and Jobs Creation Act of 2011, which regulates safety requirements in the design, construction, operation and maintenance of interstate natural gas transmission facilities. Under the Pipeline Safety, Regulatory Certainty, and Job Creation Act of 2011, PHMSA has civil penalty authority up to $200,000 per day (from the prior $100,000), with a maximum of $2 million for any related series of violations (from the prior $1 million).

Risk Factors

The Creole Trail Pipeline and its FERC gas tariffs are subject to FERC regulation.

The Creole Trail Pipeline is subject to regulation by the FERC under the NGA and under the Natural Gas Policy Act of 1978. The FERC regulates the transportation of natural gas in interstate commerce, including the construction and operation of the Creole Trail Pipeline, the rates and terms of conditions of service and abandonment of facilities. Under the NGA, the rates charged by the Creole Trail Pipeline must be just and reasonable and we are prohibited from unduly preferring or unreasonably discriminating against any person with respect to pipeline rates or terms and conditions of service. If we fail to comply with all applicable statutes, rules, regulations and orders, the Creole Trail Pipeline could be subject to substantial penalties and fines.

Our FERC gas tariffs, including our pro forma transportation agreements, must be filed and approved by the FERC. Before we enter into a transportation agreement with a shipper that contains a term that materially deviates from our tariff, we must seek FERC approval. The FERC may approve the material deviation in the transportation agreement; however, in that case, the materially deviating terms must be made available to our other similarly-situated customers. If we fail to seek FERC approval of a transportation agreement that materially deviates from our tariff, or if the FERC audits our contracts and finds deviations that appear to be unduly discriminatory, the FERC could conduct a formal enforcement investigation, resulting in serious penalties and/or onerous ongoing compliance obligations.

Should we fail to comply with all applicable FERC-administered statutes, rules, regulations and orders, we could be subject to substantial penalties and fines. Under the Energy Policy Act of 2005, the FERC has civil penalty authority under the NGA to impose penalties for current violations of up to $1.0 million per day for each violation.

Pipeline safety integrity programs and repairs may impose significant costs and liabilities on us.

The Federal Office of Pipeline Safety requires pipeline operators to develop integrity management programs to comprehensively evaluate certain areas along their pipelines and to take additional measures to protect pipeline segments located in “high consequence areas” where a leak or rupture could potentially do the most harm. As an operator, we are required to:

•	perform ongoing assessments of pipeline integrity;

•	identify and characterize applicable threats to pipeline segments that could impact a high consequence area;

•	improve data collection, integration and analysis;

•	repair and remediate the pipeline as necessary; and

•	implement preventative and mitigating actions.

We are required to maintain pipeline integrity testing programs that are intended to assess pipeline integrity. Any repair, remediation, preventative or mitigating actions may require significant capital and operating expenditures. Should we fail to comply with the Office of Pipeline Safety’s rules and related regulations and orders, we could be subject to significant penalties and fines.

Any reduction in the capacity of interconnecting, third-party pipelines could cause a reduction of volumes transported in the Creole Trail Pipeline, which would adversely affect our revenues and cash flow.

We will be dependent upon third-party pipelines and other facilities to provide delivery options to and from the Creole Trail Pipeline. If any pipeline connection were to become unavailable for volumes of natural gas due to repairs, damage to the facility, lack of capacity or any other reason, our ability to continue shipping natural gas from producing regions or to end markets could be restricted, thereby reducing our revenues. Any permanent interruption at any key pipeline interconnect which caused a material reduction in volumes transported on the Creole Trail Pipeline could have a material adverse effect on our business, financial condition, operating results, cash flow, liquidity and prospects.

Failure to obtain and maintain approvals and permits from governmental and regulatory agencies with respect to the development and operation of the Creole Trail Pipeline would have a detrimental effect on us.

The design, construction and operation of interstate natural gas pipelines and the transportation of natural gas are all highly regulated activities. The FERC’s approval under Section 7 of the NGA, as well as several other material governmental and regulatory approvals and permits, including several under the Clean Air Act and the Clean Water Act from the United States Army Corps of Engineers and state environmental agencies, are required in order to construct and operate an interstate natural gas pipeline. We have no control over the outcome of the review and approval process. We do not know whether or when any such approvals or permits can be obtained, or whether or not any existing or potential interventions or other actions by third parties will interfere with our ability to obtain and maintain such permits or approvals. If we are unable to obtain and maintain the necessary approvals and permits, we may not be able to recover our investment in the Creole Trail Pipeline. There is no assurance that we will obtain and maintain these governmental permits, approvals and authorizations, or that we will be able to obtain them on a timely basis, and failure to obtain and maintain any of these permits, approvals or authorizations could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

Our business could be materially and adversely affected if we lose the right to situate the Creole Trail Pipeline on property owned by third parties.

We do not own the land on which the Creole Trail Pipeline is situated, and we are subject to the possibility of increased costs to retain necessary land use rights. If we were to lose these rights or be required to relocate the Creole Trail Pipeline, our business could be materially and adversely affected.

Forward-Looking Statements

The foregoing supplement to our business and risk factors contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of terms and phrases such as “achieve,” “anticipate,”

“believe,” “contemplate,” “develop,” “estimate,” “expect,” “forecast,” “plan,” “potential,” “project,” “propose,” “strategy” and similar terms and phrases, or by the use of future tense. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which are made as of the date of this report and speak only as of the date of this report. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in “Risk Factors” above and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these risk factors.

Item 9.01	Financial Statements and Exhibits.

d)	Exhibits

Exhibit Number	Description

1.1+	Equity Distribution Agreement, dated as of May 29, 2013, between Cheniere Energy Partners, L.P. and Mizuho Securities USA Inc.

5.1+	Opinion of Andrews Kurth LLP regarding legality of common units.

10.1+	Amended and Restated Credit Agreement (Term Loan A), dated as of May 28, 2013, among Sabine Pass Liquefaction, LLC, as borrower, Société Générale, as the commercial banks facility agent and common security trustee, and the lenders from time to time party thereto.

10.2+	KEXIM Direct Facility Agreement, dated as of May 28, 2013, among Sabine Pass Liquefaction, LLC, as borrower, KEB NY Financial Corp., as the KEXIM Facility Agent, Société Générale, as the common security trustee and The Export-Import Bank of Korea.

10.3+	KEXIM Covered Facility Agreement, dated as of May 28, 2013, among Sabine Pass Liquefaction, LLC, as borrower, KEB NY Financial Corp., as the KEXIM Facility Agent, Société Générale, as the common security trustee, The Export-Import Bank of Korea and the other lenders from time to time party thereto.

10.4+	KSURE Covered Facility Agreement, dated as of May 28, 2013, among Sabine Pass Liquefaction, LLC, as borrower, The Korea Development Bank, New York Branch as the KSURE Facility Agent, Société Générale, as the common security trustee, and the lenders from time to time party thereto.

10.5+	Amended and Restated Common Terms Agreement, dated as of May 28, 2013, among Sabine Pass Liquefaction, LLC, as borrower, the Secured Debt Holder Group Representatives, Secured Hedge Representatives and Secured Gas Hedge Representatives from time to time party thereto, and Société Générale, as the common security trustee and intercreditor agent.

10.6+	Credit Agreement, dated as of May 28, 2013, among Cheniere Creole Trail Pipeline, L.P., as borrower, the lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as administrative agent, The Bank of New York Mellon, as collateral agent, and The Bank of New York Mellon, as depositary bank.

99.1+	Press Release, dated May 29, 2013.

+	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS, L.P.

	By:	Cheniere Energy Partners GP, LLC,
its general partner

Date: May 29, 2013	By:	/s/ Meg A. Gentle
		Name:	Meg A. Gentle
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1+	Equity Distribution Agreement, dated as of May 29, 2013, between Cheniere Energy Partners, L.P. and Mizuho Securities USA Inc.

5.1+	Opinion of Andrews Kurth LLP regarding legality of common units.

10.1+	Amended and Restated Credit Agreement (Term Loan A), dated as of May 28, 2013, among Sabine Pass Liquefaction, LLC, as borrower, Société Générale, as the commercial banks facility agent and common security trustee, and the lenders from time to time party thereto.

10.2+	KEXIM Direct Facility Agreement, dated as of May 28, 2013, among Sabine Pass Liquefaction, LLC, as borrower, KEB NY Financial Corp., as the KEXIM Facility Agent, Société Générale, as the common security trustee and The Export-Import Bank of Korea.

10.3+	KEXIM Covered Facility Agreement, dated as of May 28, 2013, among Sabine Pass Liquefaction, LLC, as borrower, KEB NY Financial Corp., as the KEXIM Facility Agent, Société Générale, as the common security trustee, The Export-Import Bank of Korea and the other lenders from time to time party thereto.

10.4+	KSURE Covered Facility Agreement, dated as of May 28, 2013, among Sabine Pass Liquefaction, LLC, as borrower, The Korea Development Bank, New York Branch, as the KSURE Facility Agent, Société Générale, as the common security trustee, and the lenders from time to time party thereto.

10.5+	Amended and Restated Common Terms Agreement, dated as of May 28, 2013, among Sabine Pass Liquefaction, LLC, as borrower, the Secured Debt Holder Group Representatives, Secured Hedge Representatives and Secured Gas Hedge Representatives from time to time party thereto, and Société Générale, as the common security trustee and intercreditor agent.

10.6+	Credit Agreement, dated as of May 28, 2013, among Cheniere Creole Trail Pipeline, L.P., as borrower, the lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as administrative agent, The Bank of New York Mellon, as collateral agent, and The Bank of New York Mellon, as depositary bank.

99.1+	Press Release, dated May 29, 2013.

+	Filed herewith